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                                                                Exhibit 15




                ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in KeyCorp's Registration Statement on Form S-8 pertaining to 4,800,000 KeyCorp common shares pursuant to the KeyCorp Amended and Restated 1991 Equity Compensation Plan dated December 5, 1994, of our reports dated April 19, July 18, and October 17, 1994 relating to the unaudited consolidated interim financial statements of KeyCorp, included in its Forms 10-Q for the quarters ended March 31, June 30, and September 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                        /s/ Ernst & Young LLP
                                        -------------------------------------
                                        ERNST & YOUNG LLP

Cleveland, Ohio
November 29, 1994